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                                                                    EXHIBIT 23.1

The Board of Directors
American Communications Services, Inc.:

     We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the Prospectus.


                                          /S/ KPMG PEAT MARWICK LLP

                                          KPMG Peat Marwick LLP


Washington, DC
December 31, 1997